SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 27, 1999


                               QUADRAX CORPORATION

               (Exact Name of Registrant as Specified in Charter)


           Delaware                          0-16052                  05-0420158
      -----------------                ------------------          -----------------
 (State or Other Jurisdiction            (Commission                 (IRS Employer
       of Incorporation)                   File No.)              Identification No.)

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618 Main Street, P.O. Box 1001, West Warwick, Rhode Island           02893-0909
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's telephone number, including area code (401) 821-1700


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

         On December 27, 1999,  Quadrax  Corporation  (the "Company")  dismissed
Livingston & Haynes,  P.C.  ("Livingston")  and engaged Mayer Rispler & Company,
P.C. as the Company's  independent  auditors for the fiscal year ending December
31, 1998 and December 31, 1999. In each case, the decision was approved by the Board of Directors of the Company, upon the recommendation of the Board of Directors. Livingston's reports on the consolidated financial statements of the Company for the past two years did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of Livingston, there were no disagreements with Livingston regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Livingston, would have caused Livingston to make reference to the subject matter of the disagreements in connection with its report. The Company requested that Livingston furnish it with a letter addressed to the Securities and Exchange
Commission stating whether it agrees with the above statements. The letter, dated April 7, 2000 has been filed as an exhibit to this current report on Form
8-K.


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                                   SIGNATURES

                  Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2000

                                                     QUADRAX CORPORATION


                                                 By: /s/ Bruce Bishop
                                                    ----------------------------
                                                    Name:  Bruce Bishop
                                                    Title: Vice President

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                                  EXHIBIT INDEX


     Exhibit
       No.                                Description
       ---                                -----------

                    Letter dated April 7, 2000, from Livingston & Haynes, P.C.
        1           to the Securities and Exchange Commission.